Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of July 1995
Distribution Date of August 15, 1995

Original Pool Amount                                  $215,029,773.64

Beginning Pool Balance                                $148,854,565.73
Beginning Pool Factor                                       0.6922510

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                  $5,736,818.62
  Interest Collected                                    $1,147,340.98

Additional Deposits:
  Repurchase Amounts                                            $0.00
  Liquidation Proceeds/Recoveries                         $178,066.34
Total Additional Deposits                                 $178,066.34

Repos/Chargeoffs                                          $252,456.52
Aggregate Number of
  Notes Charged Off 13

Total Available Funds                                   $6,888,360.43

Ending Pool Balance                                   $143,039,156.10
Ending Pool Factor                                          0.6652063

Servicing Fee                                             $124,045.47

Repayment of Servicer Advances                            $173,865.51

Reserve Account:
  Beginning Balance                                     $9,718,782.11
  Target Percentage                                              6.50%
  Target Balance                                        $9,297,545.15
  Minimum Balance                                       $4,300,595.47
  (Release)/Deposit                                      $(421,236.96)
  Ending Balance                                        $9,297,545.15

                               Dollars    Notes
Delinquencies:
  Installments:
     1-30 days                870,659.05    737
    31-60 days                118,492.91    114
    60+ days                   18,738.56     17

    Total                   1,007,890.52    739

  Balances:
    60+ days                  384,038.37     17

Memo Item - Reserve Account

  Prior Month              $9,675,546.77
  + Invest. Income             43,235.34
  - Transfer to Collection Account  0.00
    Beginning Balance      $9,718,782.11

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of July 1995

                                TOTAL           NOTES          CERTIFICATES
Original
 Pool Amount Dist.:      $215,029,773.64   $207,503,000.00  $7,526,773.64
 Distribution Percentages                            96.50%          3.50%
 Coupon                                              6.400%         6.625%

Beginning Pool Balance   $148,854,565.73
Ending Pool Balance      $143,039,156.10
Collected Principal        $5,562,953.11
Collected Interest         $1,147,340.98
Charge-Offs                  $252,456.52
Liquidation Proceeds/Recoveries$178,066.34
Servicing                    $124,045.47
Cash Transfer from Reserve Account $0.00
  Total Collections Available
    for Debt Service       $6,764,314.96

Beginning Balance        $148,450,840.84   $143,254,329.84  $5,196,511.00

Interest Due                 $792,712.16       $764,023.09     $28,689.07
Interest Paid                $792,712.16       $764,023.09     $28,689.07
Principal Due              $5,815,409.63     $5,611,870.29    $203,539.34
Principal Paid             $5,815,409.63     $5,611,870.29    $203,539.34

Ending Balance           $142,635,431.21   $137,642,459.55  $4,992,971.66
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)      0.6633275642   0.6633614744

Total Distributions        $6,608,121.79     $6,375,893.38    $232,228.41

Interest Shortfall                 $0.00             $0.00          $0.00
Principal Shortfall                $0.00             $0.00          $0.00
 Total Shortfall (required from Reserve)             $0.00          $0.00       $0.00

Excess Servicing             $156,193.17

Beginning Reserve Account Balance$9,718,782.11
(Release)/Draw              $(421,236.96)
Ending Reserve Account Balance$9,297,545.15

Memo Item - Advances:
 Servicer Advances - Current Month$(173,865.51)
 Total Outstanding Servicer Advances$1,756,850.41

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of July 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2              1
                            Mar 1995       Apr 1995       May 1995       June 1995      July 1995
Beg. Pool Balance      $171,407,615.31$165,999,038.63$160,122,398.57$154,739,207.61$148,854,565.73


A) Loss Trigger:
Principal of Contracts
  Charged off               $47,892.56    $671,427.43    $171,522.06    $171,487.42    $252,456.52
Recoveries                 $125,718.00    $339,848.82    $572,354.58    $201,635.18    $178,066.34

Total Charged off
  (Months 5,4,3)           $890,842.05
Total Recoveries
  (Months 3,2,1)            952,056.10
Net Loss/(Recoveries)
  for 3 Mos.               $(61,214.05)(a)

Total Balance
  (Months 5,4,3)       $497,529,052.51(b)

Loss Ratio [(a/b)(12)]     (0.1476)%

Trigger:
  Is Ratio> 1.5%                 No


B) Delinquency Trigger:
  Balance delinquency
   60+ days                                              $364,820.05    $529,229.89    $384,038.37
  As % of Beginning
    Pool Balance                                          0.22784%       0.34201%       0.25800%
  Three Month Average                                     0.29209%       0.27048%       0.27595%

Trigger:
  Is Average> 2.0%               No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer